Consent of Independent Accountants


We hereby consent to the incorporation by reference in the Statement of Additional Information constituting part of Institutional Large-Cap Growth Funds (one of the funds comprising Institutional Equity Funds, Inc.) Registration Statement on Form N-1A of our reports dated January 19, 2001, relating to the financial statements and financial highlights which appear in the December 31, 2000 Annual Reports to Shareholders of T. Rowe Price Balanced Fund, Inc., T. Rowe Price Blue Chip Growth Fund, Inc., T. Rowe Price Capital Appreciation Fund, T. Rowe Price Capital Opportunity Fund, Inc.,
T. Rowe Price Developing Technologies Fund, Inc., T. Rowe Price Diversified Small-Cap Growth Fund, Inc., T. Rowe Price Dividend Growth Fund, Inc., T. Rowe
 Price Equity Income Fund, T. Rowe Price Financial Services Fund, Inc., T. Rowe Price Global Technology Fund, Inc., T. Rowe Price Growth & Income Fund, Inc.,
 T. Rowe Price Growth Stock Fund, Inc., T. Rowe Price Health Sciences Fund, Inc., T. Rowe Price Equity Index 500 Fund, T.Rowe Price Extended Equity Market Index Fund, T. Rowe Price Total Equity Market Index Fund, T. Rowe Price Media
& Telecommunications Fund, Inc., T. Rowe Price Mid-Cap Growth Fund, Inc.,
T. Rowe Price Mid-Cap Value Fund, Inc., T. Rowe Price New America Growth Fund,
 T. Rowe Price New Era Fund, Inc., T. Rowe Price New Horizons Fund, Inc.,
T. Rowe Price Real Estate Fund, Inc., T. Rowe Price Science & Technology Fund, Inc., T. Rowe Price Small-Cap Stock Fund, Inc., T. Rowe Price Small-Cap Value Fund, Inc., T. Rowe Price Value Fund, Inc., Institutional Large-Cap Value
Fund, Institutional Small-Cap Stock Fund and Institutional Mid-Cap Equity Growth Fund, which are also incorporated by reference into the Registration
 Statement. We also consent to the reference to us under the heading "Independent Accountants" in the Statement of Additional Information.

/s/PricewaterhouseCoopers LLP
PricewaterhouseCoopers LLP
Baltimore, Maryland
October 15, 2001